UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, the registrant entered into amendments to the employment agreements of John R. Charman, its President and Chief Executive Officer and Michael A. Butt, its Chairman, effective January 1, 2011. The Company also entered into new employment agreements with each of Dennis B. Reding, Chief Operating Officer, John W. Gressier, Chairman, AXIS Insurance and William A. Fischer, Chief Executive Officer, AXIS Re, effective January 1, 2011.

Under the terms of the amendment with Mr. Charman, his annual base salary will be $1,575,000 and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of no less than $1,875,000. The amendment also eliminates provisions providing for payment or reimbursement for club memberships, use of an automobile, financial and tax planning and excise taxes. The amendment also clarifies an existing provision that provides for continued vesting of outstanding equity awards, in accordance with their vesting terms, in the event of a termination of employment by Mr. Charman with good reason or by the Company without cause.

Under the terms of the amendment with Mr. Butt, his term of service was extended until December 31, 2012 at an annual base salary of $750,000. Additionally, within 30 days following the effective date of the amendment, Mr. Butt will receive an award of 100,000 shares of restricted stock pursuant to the Company’s 2007 Long Term Equity Compensation Plan (the “2007 LTEP”). The amendment also eliminates provisions providing for payment or reimbursement for club memberships, use of an automobile, financial and tax planning and excise taxes. The amendment also clarifies an existing provision that provides for continued vesting of outstanding equity awards, in accordance with their vesting terms, in the event of a termination of employment by Mr. Butt with good reason or by the Company without cause.

Under the terms of the employment agreement between Mr. Reding and the Company, Mr. Reding will continue to serve as the Company’s Chief Operating Officer. His annual base salary will be $780,000 and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 125% of base salary. Mr. Reding also will be eligible to participate in the 2007 LTEP, with an initial annual target of 37,500 restricted shares. Mr. Reding also will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers. The agreement also includes severance arrangements in the event that Mr. Reding’s employment is terminated upon his death or disability, by the Company for cause or without cause or by Mr. Reding with good reason. The agreement terminates December 31, 2013.

Under the terms of the employment agreement between Mr. Gressier and the Company, Mr. Gressier will continue to serve as the Chairman of AXIS Insurance. His annual base salary will be $910,000 and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 125% of base salary. Mr. Gressier also will be eligible to participate in the 2007 LTEP, with an initial annual target of 35,000 restricted shares. Mr. Gressier also will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers. The agreement also includes severance arrangements in the event that Mr. Gressier’s employment is terminated upon his death or disability, by the Company for cause or without cause or by Mr. Gressier with good reason. The agreement terminates December 31, 2013.

Under the terms of the employment agreement between Mr. Fischer and the Company, Mr. Fischer will continue to serve as the Chief Executive Officer of AXIS Re. His annual base salary will be $885,000, and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 125% of base salary. Mr. Fischer also will be eligible to participate in the 2007 LTEP, with an initial annual target of 35,000 restricted shares. Mr. Fischer also will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers. The agreement also includes severance arrangements in the event that Mr. Fischer’s employment is terminated upon his death or disability, by the Company for cause or without cause or by Mr. Fischer with good reason. The agreement terminates December 31, 2013.

The foregoing descriptions are summaries only and are qualified in their entirety by reference to the respective agreements, which are attached hereto as Exhibits 10.1 through 10.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 4 to Employment Agreement between John R. Charman and AXIS Specialty Limited dated December 31, 2010.

10.2	Amendment No. 4 to Service Agreement between Michael A. Butt and AXIS Specialty Limited dated December 31, 2010.

10.3	Employment Agreement by and between Dennis B. Reding and AXIS Specialty U.S. Services, Inc. dated December 31, 2010.

10.4	Employment Agreement by and between John W. Gressier and AXIS Specialty Limited dated December 31, 2010.

10.5	Employment Agreement by and between William A. Fischer and AXIS Specialty Limited dated December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2011

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr. General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Amendment No. 4 to Employment Agreement between John R. Charman and AXIS Specialty Limited dated December 31, 2010.

10.2	Amendment No. 4 to Service Agreement between Michael A. Butt and AXIS Specialty Limited dated December 31, 2010.

10.3	Employment Agreement by and between Dennis B. Reding and AXIS Specialty U.S. Services, Inc. dated December 31, 2010.

10.4	Employment Agreement by and between John Gressier and AXIS Specialty Limited dated December 31, 2010.

10.5	Employment Agreement by and between William Fischer and AXIS Specialty Limited dated December 31, 2010.